Exhibit 21

Flotek Industries, Inc.

List of Subsidiaries

CESI Chemical, Inc.

Oklahoma Corporation

Material Translogistics, Inc.

Texas Corporation

Padko International, Inc.

Oklahoma Corporation

Petrovalve International, Inc.

Alberta Corporation

Petrovalve, Inc.

Delaware Corporation

USA Petrovalve, Inc.

Texas Corporation

Turbeco, Inc.

Texas Corporation

Trinity Tool, Inc.

Texas Corporation

Flotek Paymaster, Inc.

Texas Corporation

Spidle Sales & Services, Inc.

Utah Corporation

SES Holdings, Inc.

Oklahoma Corporation

Sooner Energy Services, Inc.

Oklahoma Corporation

CAVO Drilling Motors, Ltd. Co.

Texas LLC

Teledrift Company, Inc.

Delaware Corporation